United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015
ASTROTECH CORPORATION
(Exact name of Registrant as Specified in its Charter)

Washington
(State or other Jurisdiction of Incorporation or Organization)

001-34426	91-1273737
(Commission File Number)	(IRS Employer Identification No.)

401 Congress Ave. Suite 1650,
Austin, Texas	78701
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (512) 485-9530

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03	Amendments to Articles of Incorporation or Amended and Restated Bylaws; Change in Fiscal Year.
On August 18, 2015, the board of directors of Astrotech Corporation (the “Company”) adopted an amendment to the Company’s Amended and Restated Bylaws to require that the Company’s shareholders submit to the Company advance notice of director nominations or other business intended to be brought before a shareholder meeting.
For our annual shareholder meetings, a director nomination or proposal from a shareholder must be submitted to the Secretary of the Company not more than 120 days or less than 90 days from the one year anniversary of the Company’s previous year’s annual shareholder meeting in order for such nomination or business to be properly submitted for consideration at the meeting. If, however, the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date or if no annual meeting was held in the previous year, then the director nomination or proposal from a shareholder must be submitted to the Secretary of the Company no earlier than 90 days prior to the date of the meeting and no later than the later of 60 days prior to the date of the meeting or 10 days following the day on which the Company first publicly announces the date of such meeting.
For any special meeting of shareholders, a director nomination or proposal from a shareholder must be submitted to the Secretary of the Company by the close of business on the tenth day following the date on which notice of such meeting is first sent or given to shareholders in order for such nomination or business to be properly submitted for consideration at the meeting.
The amendment to the Company’s Amended and Restated Bylaws became effective on August 18, 2015 upon its adoption.
A copy of the First Amendment to the Company’s Amended and Restated Bylaws is filed herewith as Exhibit 3.1 and is incorporated herein by reference.
Item 5.08    Shareholder Director Nominations.
The board of directors of the Company has established December 4, 2015 as the date of the Company’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”). Because the 2015 Annual Meeting is to be held more than 30 days from the anniversary date of the Company’s 2014 annual meeting of shareholders, the Company has set a new deadline for the receipt of shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and director nominations to be considered for inclusion in the Company’s proxy materials for the 2015 Annual Meeting. In order to be considered timely, such proposals must be received by the Company at 402 Congress Avenue, Suite 1650, Austin, Texas, 78701, no later than October 5, 2015, which the Company has determined to be a reasonable time before it expects to print and send its proxy materials. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act. Any such proposals must comply with the requirements of the Company’s bylaws and Rule 14a-8 under the Exchange Act.

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A copy of the press release announcing the 2015 Annual Meeting date issued by the Company on August 24, 2015 is furnished herewith as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
3.1	First Amendment to Amended and Restated Bylaws of Astrotech Corporation.
99.1	Press Release issued on August 24, 2015

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 24, 2015

ASTROTECH CORPORATION

(Registrant)

By:     /s/ Thomas B. Pickens III
Thomas B. Pickens III
Chairman of the Board and
Chief Executive Officer

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